Exhibit 10.5.b

First Amendment
of
FMC Corporation Savings and Investment Plan
(As Amended and Restated Effective as of January 1, 1999)

          WHEREAS, FMC Corporation (the "Company") maintains the FMC Corporation Savings and Investment Plan (the "Plan") and administers the Plan through the FMC Corporation Employee Welfare Benefits Plan Committee (the "Committee"); and

          WHEREAS, the Plan has previously been amended, most recently in the form of an amendment and restatement effective as of January 1, 1999, and the Company now considers it desirable to amend the Plan further;

          NOW, THEREFORE, by virtue of the authority reserved to the Committee by Section 12.1 of the Plan, the Plan is hereby amended effective as of January 1, 1999, except as otherwise noted, as follows:

          1.     By substituting the following for the definition of Break in Service in Article 1 of the Plan:

          "Break in Service means a Period of Separation that lasts for at least 12 consecutive months, provided that, a Period of Separation beginning on the first date of a maternity or paternity leave of absence and ending on the 12-month anniversary of such date will not constitute a Break in Service. For purposes of this section, a 'maternity or paternity leave of absence' means an absence from work for any period by reason of (a) the Employee's pregnancy, (b) birth of the Employee's child, (c) placement of a child for adoption with the Employee, or (d) the need to care for such child for a period immediately following the birth or placement with the Employee."

          2.     By adding the words "incentives for reduction in force," immediately after the words "severance pay;" in the definition of Compensation in Article I of the Plan.

          3.     By substituting the following for the definition of Highly Compensated Employee in Article 1 of the Plan:

          "Highly Compensated Employee means, effective April 1, 1997, an Employee who:

(a)	at any time during the Determination Year or the Look-Back Year owns (or is considered under Code Section 318 to own) more than five percent of the Company or an Affiliate; or

(b)	had more than $80,000, as adjusted, in Compensation (as defined in Code Section 415(c)(3)) from the Company and the Affiliates during the Look-Back Year.

The 'Determination Year' is the Plan Year for which the determination of who is a Highly Compensated Employee is being made, and the 'Look-Back Year' is the 12 month period immediately preceding the Determination Year.

          A former Employee of the Company or an Affiliate is a Highly Compensated Employee for a given Determination Year if he or she separated from service (or was deemed to have separated) before the Determination Year, performs no services for a Participating Employer during the Determination Year, and was a Highly Compensated Employee for the Plan Year during which he or she separated from service (or was deemed to have separated) or for any Determination Year ending on or after his or her 55th birthday.

          The Secretary of the Treasury or its delegate will adjust the $80,000 limit from time to time, to reflect increases in the cost of living. Employees who are nonresident aliens and receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company and its Affiliates that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) are not treated as Employees for purposes of this definition.

          In determining who was a Highly Compensated Employee for the short Determination Year from April 1, 1997 through December 31, 1997, the Compensation limit was adjusted to $60,000. In determining who was a Highly Compensated Employee for the 1998 Determination Year, the Look-Back Year was deemed to be the 1997 calendar year."

          4.       By substituting the following for the definition of Hour of Service in Article 1 of the Plan:

          "Hour of Service means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate:

          (1)     for the performance of duties;

          (2)     on account of a period of time during which no duties were performed, provided that Hours of Service will not be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws, or for payments that reimburse an Employee's for medically related expenses; and

          (3)     for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company, provided that, the same Hours of Service have not already been credited under (1) or (2) above.

No more than 501 Hours of Service will be credited for any single continuous period of time during which the Employee performed no duties. The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), which are incorporated herein by reference, and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c), which are incorporated herein by reference."

5.     By substituting the following for Section 4.3.1 of the Plan, effective as of July 1, 1997:

          "4.3.1     A Participant forfeits the non-vested portion of his or her Company Contribution and Contingent Accounts on the earlier of: (a) the date as of which he or she receives a distribution of his or her entire Company Contribution and Contingent Accounts and (b) the date his or her Period of Separation equals five years. The nonvested amount so forfeited is a 'Forfeiture.' If the Participant incurs a Forfeiture under clause (a) above and his or her Period of Separation is shorter than five years, the Forfeiture is restored, and the Period of Separation counts towards the Participant's Years of Service, along with service before and after the Period of Separation, in determining the Participant's Years of Service for purposes of Section 4.2. If the Period of Separation is five years or longer, the Forfeiture will not be restored, but the Period of Separation counts towards the Participant's Years of Service, along with service before and after the Period of Separation, in determining the Participant's Years of Service for purposes of Section 4.2. If a Participant begins a Period of Separation by way of a maternity or paternity leave, this Section 4.3.1 will be read by substituting the number 'six' for the number 'five' wherever the latter number appears. A 'maternity or paternity leave' is an absence from work because of the Participant's pregnancy, the birth of a child to or placement of a child for adoption with the Participant, or the need to care for the Participant's child immediately following its birth to or placement with the Participant."

        6.     By amending APPENDIX A Bargaining Units Covered effective as of May 1, 2000 to delete the following references as the Company has no employees covered under such collective bargaining agreements as of that date as a result of the formation of the Astaris joint venture:

"Phosphorus Chemicals Division, Pocatello, Idaho, International Association of Machinists and Aerospace Workers, AFL-C10, Gate City Mechanics, Local 1933; Kemmerer Coke Plant, Kemmerer, Wyoming, District No. 22, United Mine Workers of America, in behalf of Local Union No. 1316, UMWA; Agricultural Chemicals Division, Lawrence, Kansas, International Chemical Workers Union, Local 605; and Phosphorus Chemicals Division Carteret, New Jersey, International Chemical Workers Union, Local 144".

          7.     By amending Appendix A Bargaining Units Covered effective as of June 1, 2000 and July 1, 2000, respectively, by adding the following to the end thereof:

Agricultural Chemical Group,
Baltimore, Maryland, United
Steel Workers, Local 8-12517	June 1, 2000

Peroxygen Chemicals Division,
Spring Hill, (formerly Steam Plant),
South Charleston, West Virginia,
United Steel Workers, Local
23-12625	July 1, 2000".

          IN WITNESS WHEREOF, the undersigned member of the Committee has executed the foregoing amendment on behalf of the Company and the Committee, this 19th day of September, 2000.

FMC Corporation

By:	/s/ Stephen F. Gates
Member, FMC Corporation Employee Welfare Benefits Plan Committee